STANDARD AUTOMOTIVE CORPORATION
                                 321 Valley Road
                  Hillsborough Township, New Jersey 08876-4056

                                                     February 1, 1997

Redstone Capital Corporation
375 Park Avenue, Suite 2805
New York, New York  10152

Dear Sirs:

         1. This is to confirm that Redstone Capital Corporation ("Redstone") has been engaged to advise the Board of Directors of Standard Automotive
Corporation (the "Company") with respect to the proposed acquisition of Ajax Manufacturing Company (the "Proposed Acquisition").

         2. Redstone hereby accepts the engagement described in paragraph 1 of this Agreement and, in that connection, agrees to:

               (a) provide advisory services, including general business and financial analysis, transaction feasibility analysis, and pricing of the Proposed Acquisition;

               (b) if requested by the Company, assist in negotiations and related strategy relating to the Proposed Acquisition;

         This Agreement does not contemplate Redstone serving as the Company's agent in raising financing for the Proposed Acquisition or Additional Acquisitions. Any such arrangement shall be confirmed in a separate engagement agreement.

         3. For purposes of this Agreement:

               (a) an "acquisition" shall mean any transaction or series or combination of transactions, other than in the ordinary course of trade or business, whereby, directly or indirectly, control of, or a material interest in, a company or any of its businesses or assets is transferred for consideration, including, without limitation, a sale or exchange of

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Redstone Capital Corporation
February 1, 1997
Page 2


                    capital stock or assets, a lease of assets with or without a purchase option, a merger or consolidation, a tender or exchange offer, a leveraged buy-out, a restructuring, a recapitalization, a repurchase of capital stock, an extraordinary dividend or distribution, a liquidation, the formation of a joint venture, minority investment or partnership, or any similar transaction.

               (b) "Consideration" shall mean the value of all cash, securities and other property paid by an acquiring party to a selling party in connection with an acquisition. The value of any such securities (whether debt or equity) or other property shall be determined as follows: (1) the value of securities that are freely tradeable in an established public market will be determined on the basis of the greater of the last market closing price prior to the public announcement of the acquisition and the last market closing price prior to the closing of the acquisition; and (2) the value of securities that are not freely tradeable or have no established public market, or if the Consideration utilized consists of property other than securities, the value of such other property, shall be the fair market value thereof.

         4. As compensation for the services rendered by Redstone hereunder, if an acquisition as defined in paragraph 3(a), occurs either during the term of Redstone's engagement hereunder or any time during a period of 12 months following the effective date of termination of Redstone's engagement hereunder, then the Company shall pay to Redstone a success fee in such amount as may be agreed upon by the parties prior to the Company making an offer for a particular candidate but in no event less than 1-1/2% of the Consideration paid by the Company for such acquisition. The parties have agreed that Redstone's success fee if the Company shall acquire Ajax is $135,000, plus reimbursement of reasonable out-of-pocket expenses not to exceed $20,000.

         5. Compensation which is payable to Redstone pursuant hereto shall be paid by the Company to Redstone at the closing of an acquisition, provided that compensation attributable to that part of consideration which is contingent upon the occurrence of some future event (e.g., the realization of earnings projections)

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Redstone Capital Corporation
February 1, 1997
Page 3


shall be paid by the Company at the earlier of (i) the payment of such consideration or (ii) the time that the amount of such consideration can be determined.

         6. Except as specifically provided herein, the Company shall have no obligation to reimburse Redstone for any expenses (including, without limitation, legal and other professional fees and expenses) incurred during the period of its engagement hereunder with respect to the services to be rendered by it.

         7. (a) The Company shall indemnify and hold harmless Redstone and its affiliates, their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act of 1933 or Section 20(a) of the Securities Exchange Act of 1934), if any, employees and agents of Redstone or any of Redstone's affiliates (each such person being an "Indemnified Person") from and against any losses, claims, damages or liabilities related to, arising out of or in connection with Redstone's engagement hereunder, except for such losses, claims, damages or liabilities arising out of the gross negligence or willful misconduct of an Indemnified Person.

               (b) The Company will not be responsible for any losses, claims, damages or liabilities (or expenses related thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of any Indemnified Person. The Company further agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or to any person claiming through the Company (including, without limitation, equity holders and creditors of the Company) for or in connection with Redstone's engagement hereunder except for any such liability for losses, claims, damages or liabilities incurred by the Company that are finally judicially determined to have resulted from the bad faith or gross negligence of such Indemnified Person.

               (c) No Indemnified Person seeking indemnification, reimbursement or contribution under this Agreement will, without the Company's prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit, investigation or proceeding referred to in this subparagraph 7(a) above.

         8. The term of Redstone's engagement hereunder shall extend from the date hereof through March 1, 1998; provided that either party may terminate this Agreement at any time upon ten (10) days prior written notice to the other. Upon such termination,

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Redstone Capital Corporation
February 1, 1997
Page 4


Redstone will deliver within ten (10) days to the Company an updated copy of the List.

         9. The Company and Redstone acknowledge and agree that there are no brokers, representatives or other persons which have an interest in compensation due to Redstone from any transaction contemplated herein.

         10. Nothing in this Agreement, expressed or implied, is intended to confer or does confer on any person or entity other than the parties hereto or their respective successors and assigns, and to the extent expressly set forth herein, the Indemnified Persons, any relationship, rights or remedies under or by reason of this Agreement or as a result of the services to be rendered by Redstone.

         11. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement which shall remain in full force and effect.

         12. This Agreement may not be amended or modified except in writing and shall be governed by and construed in accordance with the laws of the State of New York. Any right to trial by jury with respect to any lawsuit, claim or other proceeding arising out of or relating to this Agreement or the services to be rendered hereunder is expressly and irrevocably waived.

         13. The benefits of this Agreement shall inure to the respective successors and assigns (whether by merger or otherwise) of the parties hereto and of the Indemnified Persons hereunder and their successors, assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.

         14. If the Proposed Acquisition is consummated within the Engagement Period, the Company shall pay to Redstone a fee of $135,000 in cash upon the closing of the Acquisition.

         15. The Company will provide Redstone with all financial and other information requested by Redstone for purposes of rendering services pursuant to this agreement. Redstone may rely, without independent verification, on the accuracy and completeness of all information furnished to Redstone by the Company or any other party or potential party to any transaction contemplated hereunder.

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Redstone Capital Corporation
February 1, 1997
Page 5


         16. Redstone will treat all non-public information provided by the Company as confidential and the Company and Redstone will treat all any financial or other advice rendered by Redstone under this agreement as confidential. This obligation will survive termination of this agreement.

         Please indicate your acceptance hereof by signing both enclosed counterparts of this letter and returning one to us.

                                         Very truly yours,

                                         STANDARD AUTOMOTIVE CORPORATION

                                         By:  /s/ William Merker
                                            ------------------------------------
                                                  William Merker, Vice President

ACCEPTED AND AGREED:

REDSTONE CAPITAL CORPORATION

By:  /s/ Andrew Levy
   ----------------------------
         Andrew Levy, President